UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 25, 2009

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant's telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01      Entry Into a Material Definitive Agreement

As previously disclosed, effective May 1, 1999, Senesco Technologies, Inc. (the “Company”) entered into a consulting agreement for research and development (the “Consulting Agreement”) with John Thompson, Ph. D.  Dr. Thompson is also member of the Company’s Board of Directors (the “Board”).  Since that time, the Company has entered into several amendments which extended the term of the Consulting Agreement.  Currently, Dr. Thompson receives $5,417, per month under the terms of the Consulting Agreement.

On June 25, 2009, the Compensation Committee approved another extension to the Consulting Agreement for an additional two year term.  Accordingly, the effectiveness of the Consulting Agreement was extended until June 30, 2011.  No other terms of the Consulting Agreement were  amended at this time.

The Company intends to file a copy of the Consulting Agreement as an exhibit to the Company’s annual report on Form 10-K.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As disclosed above, the Compensation Committee approved an extension to the Consulting Agreement for an additional two year term for John Thompson, Ph.D, Executive Vice President and Chief Scientific Officer of the Company.  Except for the foregoing extension to the Consulting Agreement, no other terms of the Consulting Agreement were  amended at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: June 29, 2009	By:	/s/ Bruce Galton
Name: Bruce Galton
Title: President and Chief Executive Officer